Exhibit 5.1

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826

May 6, 2008

Board of Directors / General Steel Holdings Inc.

     Re: Registration Statement on Form S-1

Gentlemen:

You have requested my opinion as the special counsel to General Steel Holdings, Inc. (the “Corporation”) as to the legality of the issuance of common stock by the Corporation upon the conversion in whole or in part of outstanding convertible notes or exercise of outstanding common stock purchase warrants of up to 3,590,822 shares of Common Stock being offered by the named selling securities holders (the "Shares") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be filed on or about May 6, 2008.

Pursuant to your request I have reviewed and examined:

     (1) The Articles of Incorporation of the Corporation, (the "Articles");
     (2) The Bylaws of the Corporation;
     (3) Certain resolutions of the Director of the Corporation;
     (4) The Registration Statement; and
     (5) Such other matters as I have deemed relevant to my opinion.

Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the 3,590,822 shares underlying the convertible notes and the warrants pursuant to the Securities Purchase Agreement dated December 14, 2007 between the selling shareholders and the Corporation, when issued and sold in accordance with and in the manner described in the registration statement, will have been legally issued and are fully paid and non-assessable.

My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

Not withstanding the above, I consent to the use of this opinion in the Registration Statement and to the reference to me in the Legal Matters section of the Prospectus contained in the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DENNIS BROVARONE
Dennis Brovarone